Exhibit 99.1

Welltower Board of Directors Approves 15% Increase in Quarterly Dividend to $0.85 per Share

TOLEDO, Ohio, June 1, 2026 /PRNewswire/ — Welltower Inc. (NYSE: WELL) (“Welltower” or the “Company”) today announced that it expects to raise its quarterly common stock dividend to $0.85 per share, beginning with the second quarter of 2026. The declaration and payment of any future dividend remains subject to further review and approval by the Board.

“Following low double-digit increases to our common stock dividend in each of the past two years, we are pleased to report that the Board has approved a further mid-teens percentage increase to our dividend. This action not only reflects the Company’s low dividend payout ratio, driven by strong cash flow per share growth in recent years, but also the Board’s confidence regarding outsized levels of growth in the coming years supported by extraordinary balance sheet strength,” stated Shankh Mitra, Welltower’s Chief Executive Officer. He continued, “While strong secular tailwinds are expected to propel our business going forward, the Company’s growth is expected to be meaningfully amplified by the digital transformation of our portfolio through the Welltower Business System, our end-to-end operating and technology platform, and an expanding capital deployment opportunity set. In fact, even after completing approximately $11 billion of net investment activity in 2025 and $10.5 billion of closed or announced investment activity through the first four months of 2026, our investment pipeline has never been stronger. While asset prices have bounced off pandemic lows, our ability to drive cash flow growth post-acquisition has meaningfully improved over the past year by leveraging the Welltower Business System and through the joint efforts of our world-class technology talent and core operating partners. As a result, we expect unlevered returns on acquisitions that are comparable to, if not slightly higher than, returns achieved on acquisitions made in prior years. Additionally, we continue to retain significant free cash flow and maintain extraordinarily low balance sheet leverage metrics, providing us with ample capacity and flexibility to support our robust, visible, and actionable organic and inorganic growth opportunities across the US, UK, and Canada.”

About Welltower Welltower Inc. (NYSE: WELL), an S&P 500 company, is positioned at the center of the silver economy, focusing on rental housing for aging seniors across the United States, United Kingdom and Canada. Our portfolio of 2,500+ seniors and wellness housing communities is positioned at the intersection of housing and hospitality, creating vibrant communities for mature renters and older adults. We believe our real estate portfolio is unmatched, located in highly attractive micromarkets with stunning built environments. Yet, we are an unusual real estate organization as we view ourselves as an operating company in a real estate wrapper, driven by highly-aligned partnerships and an unconventional culture. Through our disciplined approach to capital allocation powered by our Data Science platform and superior operating results driven by the Welltower Business System—our end-to-end operating platform - we aspire to deliver long-term compounding of per share growth for our existing investors, our North Star.

We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the Securities and Exchange Commission. The information on our website is not incorporated by reference in this press release and our web address is included as an inactive textual reference only.

Forward-Looking Statements and Risk Factors This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. These statements include, among others, future dividend payments. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower’s approach to artificial intelligence; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; geopolitical tensions or conflicts, such as the ongoing conflict between Russia and Ukraine and in the Middle East, and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.